CERTIFICATE OF AMENDMENT
                            ------------------------
                         TO CERTIFICATE OF INCORPORATION
                         -------------------------------


     Pomeroy Computer Resources Sales Company, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST:  That  the Board of Directors of said Corporation, at a meeting duly
     -----
convened and held, adopted a resolution proposing and declaring advisable the following Amendment to the Certificate of Incorporation of said Corporation:

     "RESOLVED, that the Certificate of Incorporation of Pomeroy Computer Resources Sales Company, Inc., be amended by changing Article First so that, as amended, said Article First shall be and read as follows:

          ARTICLE FIRST: The name of the Corporation is Pomeroy IT Solutions Sales Company, Inc. (hereinafter the "Corporation")"


     SECOND:     That  at  the  next Annual Meeting of Stockholders held on June
     ------
19, 2003, in accordance with Sec.222 of the General Corporation Law of the State of Delaware, at which a quorum was present, either in person or by proxy, a majority of the outstanding stock entitled to vote thereon was voted in favor of the aforesaid Amendment.

     THIRD:     That the aforesaid Amendment was duly adopted in accordance with
     -----
the applicable provisions of Sec.242 of the General Corporation Law of the State of Delaware.


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     IN  WITNESS  WHEREOF,  Pomeroy  Computer  Resources Sales Company, Inc. has
caused this Certificate to be signed by David B. Pomeroy, II, its president, and Michael E. Rohrkemper, its secretary, this ____ day of June, 2003.


                                           POMEROY COMPUTER RESOURCES
                                           SALES COMPANY, INC.



                                           By:
                                              ----------------------------------
                                              David B. Pomeroy, II, President



                                           By:
                                              ----------------------------------
                                              Michael E. Rohrkemper, Secretary



COMMONWEALTH  OF  KENTUCKY
COUNTY  OF  BOONE

     On this, the ____ day of ____________, 2003, before me, a Notary Public, personally appeared David B. Pomeroy, II and Michael E. Rohrkemper, to acknowledge that they are the president and secretary, respectively, of Pomeroy Computer Resources Sales Company, Inc., a Delaware corporation, and that as such officers, being duly authorized to do so, they executed the foregoing instrument for the purposes therein contained.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                              ----------------------------------
                                              Notary  Public

My  Commission  Expires:

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